As filed with the Securities and Exchange Commission on July 20, 2004

                                   Registration No. 333-...............

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                         Excel Technology, Inc.
                         ......................
        (Exact name of registrant as specified in its charter)

                                  Delaware
                                  ........
        (State or other jurisdiction of incorporation or organization)

                                11-2780242
                                ..........
                 (I.R.S. employer identification number)

                              41 Research Way
               East Setauket, New York              11733
               ..........................................
        (Address of principal executive offices)     (Zip code)

             Excel Technology, Inc. 2004 Stock Option Plan
             .............................................
                      (Full title of the plan)

                Antoine Dominic, Chief Executive Officer
                           Excel Technology, Inc.
                              41 Research Way
                       East Setauket, New York 11733
                       .............................
                   (Name and address of agent for service)

                             (631) 784-6175
                              .............

        (Telephone number, including area code, of agent for service)


                               - copy to -
                         Leonard J. Breslow, Esq.
                          Breslow & Walker, LLP
                         100 Jericho Quadrangle
                        Jericho, New York 11753
                            (516) 822-6505


                      CALCULATION OF REGISTRATION FEE

Title of          Amount to       Proposed    Proposed      Amount of
securities to     be registered   maximum     maximum       registration
be registered     (1)             offering    aggregate     fee
                                  price per   offering
                                  share       price

Common Stock,
Par value $.001
Per share
("Common Stock")  1,000,000         (2)      $29,046,500(2)  $3,680.19

 (1) Represents shares of common stock issuable under the Excel Technology 2004 Stock Option Plan (the "Plan"). This Registration Statement also covers such additional shares of Common Stock as may be issuable in accordance with the terms of the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock.

(2) Pursuant to Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated (a) with respect to 950,000 shares, on the basis of $28.75, the average of the high and low prices of the Common Stock as quoted on Nasdaq National Market System on July 15, 2004, and (b) with respect to 50,000 shares, on the basis of the exercise price of options previously granted.


                                 PART II
                                 .......


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
...................................................

Item 3.   Incorporation of Documents by Reference

     The following documents previously filed by Excel Technology, Inc. (the "Company") with the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2003;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003; and

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed with the Commission for the purpose of updating such description.

     In addition, all documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.


Item 4.   Description of Securities
....................................

          Not applicable.


Item 5.   Interests of Named Experts and Counsel
.................................................

          The validity of the securities offered hereby will be passed upon for the Company by Breslow & Walker, LLP, New York, New York.
Howard S. Breslow, a partner in Breslow and Walker, LLP, is a director of the Company. As of the date hereof, Mr. Breslow owns 12,000 shares of the Company's common stock and options to purchase 60,000 shares of common stock.


Item 6.   Indemnification of Directors and Officers
....................................................

          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article SIXTH of the Company's Certificate of Incorporation provides for such limitation of liability.

     In addition, Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any officer or director against expenses incurred by him in connection with any action in which he is made a party by reason of his being or having been a director, officer, employee or agent of such corporation, provided that it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Delaware General Corporation Law provides that
Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also empowers a corporation to advance to an officer or director the expenses of defending claims upon receipt of his undertaking to repay any amount to which it is later determined he is not entitled.

     The above discussion of the Delaware General Corporation Law and of the Company's Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statute and the Company's Certificate of Incorporation.


Item 7.   Exemption from Registration Claimed
..............................................

          Not applicable.


Item 8.   Exhibits
...................
                                                     Sequentially
                                                     Numbered Page
Exhibit   Description                                Where Located
........   ...........                                .............


5       Opinion of Breslow & Walker, LLP as to the      9
        legality of the securities being registered

23(a)   Consent of KPMG LLP                            11

23(b)   Consent of Ernst & Young LLP                   12

23(c)   Consent of Breslow & Walker, LLP               --
        (included in Exhibit 5)

99      Excel Technology, Inc. 2004 Stock Option       13
        Plan


Item 9.   Undertakings
.......................

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

B.     The undersigned Company hereby undertakes that it will:

       (1) File, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) For determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities; and

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

C. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES
                                ..........


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of East Setauket, State of New York, as of this 20th day of July, 2004.

                               EXCEL TECHNOLOGY, INC.

                               By:  /s/ Antoine Dominic
                               ........................
                               Antoine Dominic, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                       Title                        Date
    .........                       .....                        ....

/s/ J. Donald Hill    Chairman of the Board and Director  July 20, 2004
...................
J. Donald Hill


/s/ Antoine Dominic   Chief Executive Officer,           July 20, 2004
....................   President and Chief Operating Officer
Antoine Dominic       (Principal Executive Officer and Principal
                      Financial and Accounting Officer)


/s/ Steven Georgiev               Director               July 20, 2004
....................
Steven Georgiev


/s/ Howard S. Breslow             Director               July 20, 2004
......................
Howard S. Breslow


/s/ Donald Weeden                 Director               July 20, 2004
..................
Donald Weeden


/s/ Ira J. Lamel                  Director               July 20, 2004
.................
Ira J. Lamel


                                 EXHIBIT INDEX
                                 .............


                                                     Sequentially
                                                     Numbered Page
Exhibit   Description                                Where Located
........   ...........                                .............


5       Opinion of Breslow & Walker, LLP as to the      9
        legality of the securities being registered

23(a)   Consent of KPMG LLP                            11

23(b)   Consent of Ernst & Young LLP                   12

23(c)   Consent of Breslow & Walker, LLP               --
        (included in Exhibit 5)

99      Excel Technology, Inc. 2004 Stock Option       13
        Plan


EXHIBIT 5
July 20, 2004

Board of Directors
Excel Technology, Inc.
41 Research Way
East Setauket, NY 11733

Gentlemen:

     We have acted as counsel to Excel Technology, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the offering of up to 1,000,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share, pursuant to the exercise of options granted or which may be granted under its 2004 Stock Option Plan (the "Plan"). The Company has requested that we furnish this opinion for inclusion as an exhibit to the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement and the Company's Certificate of Incorporation and Bylaws, each as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We also have assumed that on the dates the options are exercised (i) the Shares will continue to be validly authorized, and
(ii) the options will constitute valid, legal and binding obligations of the Company.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Plan, the options, the Registration Statement and the related prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion.

                                        Sincerely,

                                        /s/ Breslow & Walker, LLP

                                        Breslow & Walker, LLP



                                                   EXHIBIT 23(a)


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
Excel Technology, Inc.:


     We consent to the incorporation by reference in this registration statement on Form S-8 of Excel Technology, Inc. of our report dated January 22, 2004, relating to the consolidated balance sheet of Excel Technology, Inc. and Subsidiaries as of December 31, 2003 and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows and the related financial statement schedule for the year then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Excel Technology, Inc.



                                                   /s/ KPMG LLP



Melville, New York
July 14, 2004



                                                   EXHIBIT 23(b)


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Excel Technology, Inc. 2004 Stock Option Plan of our report dated January 22, 2003, with respect to the consolidated balance sheet as of December 31, 2002 and the consolidated statements of income, stockholders' equity and comprehensive income and cash flows and the related schedule for each of the two years in the period ended December 31, 2002 of Excel Technology, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities Exchange Commission.


                                            /s/ Ernst & Young LLP



Melville, New York
July 14, 2004



                                                   EXHIBIT 99

                           EXCEL TECHNOLOGY, INC.
                          (a Delaware Corporation)

                           2004 STOCK OPTION PLAN


1.  Purpose of Plan.
.....................

     The purpose of this 2004 Stock Option Plan (the "Plan") is to further the growth and development of Excel Technology, Inc. (the "Company") by enabling eligible persons to obtain a proprietary interest in the Company (thereby providing such persons with an added incentive to continue in the employ or service of the Company, and stimulating their efforts in promoting the growth, efficiency, and profitability of the Company), and affording the Company a means of attracting to its service persons of outstanding quality. Certain capitalized terms used herein have the meanings ascribed to them in Appendix A.

2.  Administration.
...................

   (a) Subject to the provisions of the Plan, the Board shall administer the Plan, and shall have the sole authority to determine and designate from time to time those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable.
In making such determination, the Board may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company's success, and such other factors as the Board in its sole discretion shall deem relevant. Subject to the express provisions of the Plan, the Board also shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the instruments by which options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding, and conclusive.

   (b) The Board may, at its discretion, in accordance with the provisions of the Company's By-laws, appoint from among its members a Stock Option or Compensation Committee (the "Committee"). The Committee shall be composed of two or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 2(a), as the Board shall confer and delegate. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to discharge the Committee. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum and such majority shall determine its action. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding. No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

3.  Shares of Stock Subject to the Plan.
.........................................

   (a) Subject to the provisions of Section 3(b) hereof, an aggregate of 1,000,000 shares of the Common Stock shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. The reserved shares may be, in whole or in part, authorized but unissued shares, or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire, or terminate without having been exercised in full, or unvested shares issued under the Plan are subsequently repurchased by the Company pursuant to the Company's repurchase rights under the Plan, then the unpurchased shares underlying such option and the unvested shares repurchased by the Company shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

   (b) If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, reorganization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments (as determined by the Plan Administrator) shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The Plan Administrator's determination as to the adjustments to be made, if any, and the extent thereof, shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Company's preferred stock into shares of Common Stock.

4.  Persons To Whom Shares May Be Granted.
...........................................

   (a) Options may be granted to persons who are, at the time of the grant, employees (including part-time employees), officers, and directors of, or consultants or advisors to, the Company (or any Parent or Subsidiary); provided, however, options only may be granted to those consultants and advisors who shall render bona fide services to the Company (or a Subsidiary or Parent) and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the Code), or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be incentive stock options" within the meaning of Section 422 of the Code). Each option granted to a person who is solely a director of, or consultant or advisor to, the Company (or a Subsidiary or Parent) on the date of the grant shall be designated a Non-Incentive Stock Option.

   (b) The Plan Administrator may grant, at any time, new options to a person who has previously received options, whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are cancelled in connection with the issuance of new options. The purchase price of the new options may be established by the Plan Administrator without regard to the existing option price.

5.  Unvested Shares.
.....................

     The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. If an Optionee's engagement as an employee, officer, or director of, or a consultant or advisor to, the Company (or any Parent or Subsidiary) (an "Engagement") shall be terminated for any reason, and such Optionee is holding unvested shares at the time of such termination, then the Company shall have the right to repurchase, at the exercise price paid per share, any or all of the shares that are unvested on the date of termination.
The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Unvested shares may, in the discretion of the Plan Administrator, be held in escrow by the Company until the Optionee's interest in such shares vests or may be issued directly to the Optionee with restrictive legends on the certificates evidencing the unvested shares.

6.  Option Price.
..................

   (a) The purchase price of the Common Stock underlying each option shall be determined by the Plan Administrator, which determination shall be final, binding, and conclusive; provided, however, in no event shall the purchase price of Incentive Stock Options be less than 100% (110% in the case of Optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Plan Administrator shall consider (i) the last sale price of the Common Stock on the date on which the option is granted or, if no such reported sale takes place on such day, the last reported bid price on such day, on NASDAQ or on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or
(ii) if not listed or admitted to trading on NASDAQ or a national securities exchange, the closing bid price as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant. If the Common Stock is not publicly traded at the time an option is granted, the Plan Administrator shall deem fair market value to be the fair value of the Common Stock after taking into account appropriate factors which may be relevant under applicable federal tax laws and Internal Revenue rules and regulations including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. For purposes of the Plan, the date of grant of an option shall be the date specified by the Plan Administrator at the time it grants such option; provided, however, such date shall not be prior to the date on which the Plan Administrator acts to approve the grant.

   (b) The aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive Stock Options shall not be subject to the limitations of this Section 6(b).

7.  Exercise of Options.
.........................

   (a) The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in Section 3 hereof.

   (b) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) if deemed necessary by the Company, a written representation and acknowledgement that (1) at the time of such exercise it is the holder's then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, (2) the holder knows that the Company is not obligated to register the sale of the option shares and that the option shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), is available or the Company has registered the sale of the option shares, and
(3) the Company may place a legend on the certificate(s) evidencing the option shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless such sale or transfer is registered under the Act, and (ii) payment in full of the purchase price of the shares being purchased.

   (c) The purchase price for shares being acquired upon exercise of an option shall be payable (i) in cash; (ii) by certified check payable to the order of the Company in the amount of such purchase price; (iii) if the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at the time the option is exercised (1) by delivery to the Company of vested shares of Common Stock held by the Optionee for more than six months and having a fair market value equal to such purchase price, or (2) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option (provided such shares are registered and transferable) and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees, to the holder exercising such option; (iv) by any other lawful consideration as the Plan Administrator shall determine; or (v) by any combination of such methods.

   (d) The Plan Administrator shall have the discretion, exercisable either at the time an option is granted to an Optionee or at any time while the option remains outstanding, to (i) extend the period of time for which the option is to remain exercisable following the termination of such Optionee's Engagement without cause or due to his resignation, disability or death, from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,
(ii) permit the option to be exercised, during the applicable post-Engagement exercise period or post-Reassignment exercise period, as the case may be, not only to the extent the option is vested at the time of such termination of Engagement or such Reassignment, as the case may be, but also to the extent the option would have vested had the Optionee's Engagement continued or had such Reassignment not occurred, as the case may be, and/or (iii) to provide for automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation's repurchase rights with respect to unvested shares).

8.  Term of Options.
.....................

      The period during which each option granted hereunder shall be exercisable shall be determined by the Plan Administrator; provided, however, no option shall be exercisable for a period exceeding ten (10) years from the date such option is granted.

9.  Non-Transferability of Options.
....................................

     Except as otherwise permitted by the Plan Administrator, no option granted pursuant to the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge, or shall be otherwise transferable except by will or the laws of descent and distribution or, in the case of Non-Incentive Stock Options, pursuant to a qualified domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder).

10.  Termination of Engagement; Reassignment.
..............................................

     Except as otherwise set forth (or provided for) in the written agreement evidencing an option, and subject to the provisions of Section 7(d) hereof (if applicable), the following provisions shall govern the exercise of options following the termination of an Optionee's Engagement or the Optionee's Reassignment:

   (a) If an Optionee's Engagement is terminated without "cause" and other than by reason of such Optionee's death or disability, then the options granted to him under the Plan may be exercised at any time prior to the expiration date of the options or three months after the date of termination, whichever is earlier, but only to the extent such options were exercisable on the date of termination.

   (b) If an Optionee's Engagement is terminated by reason of his resignation, or if his Engagement is terminated for "cause" (and other than by reason of his death or disability), then the options granted to him under the Plan shall terminate, lapse, and expire forthwith and automatically at the time such Engagement is terminated.

   (c) In the event of an Optionee's Reassignment, the options granted to him under the Plan may be exercised at any time prior to the expiration date of the options (provided that the Optionee's Engagement continues during the period from such Reassignment until such exercise), but only to the extent such options were exercisable on the date of the Reassignment. If the Optionee's Engagement is terminated prior to such exercise, the provisions of the Plan applicable to such termination shall govern.

   (d) With respect to each option granted hereunder, the term "cause" shall have the meaning set forth (or provided for) in the written agreement evidencing such option; provided that if no meaning is set forth (or provided for) in such agreement, "cause" shall mean the commission of any act of fraud, embezzlement, or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Company (or any Parent or Subsidiary) in a material manner.

   (e) Absence on leave approved by the employing corporation, a transfer of the Optionee's Engagement between the Company, a Parent, or a Subsidiary, or a change in status from employee to consultant or consultant to employee shall not be considered an interruption of Engagement for any purpose under the Plan. The granting of an option in any one year shall not give the Optionee any rights to similar grants in future years or any right to be retained in the employ or service of the Company (or any of its Subsidiaries or Parents) or interfere in any way with the right of the Company (or any such Subsidiary or Parent) to terminate such Optionee's Engagement at any time.

11.  Disability of Optionee.
............................

     If an Optionee's Engagement is terminated by reason of his "disability," then, subject to Section 7(d) hereof, the options granted to him under the Plan may be exercised at any time prior to the expiration date of the option or within one year after the date of termination for such reason, whichever is earlier, but only to the extent such option was exercisable on the date of termination. With respect to each option granted hereunder, the term "disability" shall have the meaning set forth (or provided for) in the written agreement evidencing such option; provided that if no meaning is set forth (or provided for) in such agreement, "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

12.  Death of Optionee.
........................

     If an Optionee's Engagement is terminated by reason of his death, or such Optionee shall die within three months after termination of his Engagement without cause or within one year after termination of his Engagement by reason of disability, then (a) subject to Section 7(d) hereof, any option granted to such Optionee under the Plan may be exercised any time prior to the expiration date of such option or within twelve months from the date of death, whichever is earlier, but only to the extent the such option was exercisable on the date of such termination, and (b) the option will be exercisable by the person or persons to whom the Optionee's rights under such option are transferred by will or by the laws of descent and distribution.

13.  Change of Control.
........................

   (a) Each option outstanding at the time of a Change of Control but not otherwise fully-vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change of Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent:

          (i) such option is, in connection with the Change of Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change of Control;

          (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change of Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares; or

          (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

   (b) In the event of any Change of Control, all outstanding repurchase rights also shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent:

          (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change of Control; or

          (ii)such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

   (c) Immediately following the consummation of the Change of Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change of Control.

   (d) Each option which is assumed in connection with a Change of Control shall be appropriately adjusted, immediately after such Change in control, to apply to the number and class of securities which would have been issued to the holder of such option in consummation of such Change of Control had the option been exercised immediately prior to such Change of Control. Appropriate adjustments to reflect such Change of Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan.

   (e) The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Change of Control, whether or not those options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change of Control. Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change of Control, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Company's repurchase rights shall not be assignable in connection with such Change of Control and shall terminate upon the consummation of such Change of Control.

   (f) The Plan Administrator may at any time provide that one or more options will automatically accelerate upon termination of the Optionee's Engagement without cause within a designated period (not to exceed eighteen (18) months) following the effective date of any Change of Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable until the earlier of (i) the expiration of the option term, or (ii) the expiration of the one-year period measured from the effective date of such termination. In addition, the Plan Administrator may at any time provide that one or more of the Company's repurchase rights shall immediately terminate upon such termination.

   (g) The granting of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

14.  Vesting of Rights Under Options.
......................................

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Plan Administrator or the stockholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.

15.  Rights as a Stockholder.
..............................

     A holder of an option shall have no rights of a stockholder with respect to any shares covered by such holder's option until such holder shall have (a) exercised the option, (b) paid the exercise price for such shares, and (c) become a holder of record of the purchased shares.

16.  Termination and Amendment.
................................

     The Board may terminate or amend the Plan in any respect at any time; provided, however, without the approval of the stockholders, obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 3(b)); (b) the provisions regarding eligibility for grants of Incentive Stock Options may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to Incentive Stock Options may not be modified (except by adjustment pursuant to Section 3(b)), and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this Section 16, in no event may action of the Board or stockholders alter or impair the rights of any option holder, without such option holder's consent, under any previously granted option.

17.  Modification, Extension and Renewal of Options.
.....................................................

     Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend, or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.

18.  Conversion of Incentive Stock Options into Non-Qualified Options.
.......................................................................

     Without the prior written consent of the holder of an Incentive Stock Option, the Board shall not alter the terms of such Incentive Stock Option (including the means of exercising such Incentive Stock Option) if such alteration would constitute a modification within the meaning of Section 424(h)(3) of the Code. The Board, at the written request or with the written consent of any option holder, may in its discretion take such actions as may be necessary to convert such holder's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Incentive Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the holder is an employee of the Company (or any Parent or Subsidiary) at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Incentive Stock Options. At the time of such conversion, the Board (with the consent of the holder) may impose such conditions on the exercise of the resulting Non-Incentive Stock Options as the Board in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any option holder the right to have his Incentive Stock Options converted into Non-Incentive Stock Options, and no such conversion shall occur until and unless the Board takes appropriate action.

19.  Withholding of Additional Income Taxes.
.............................................

     Upon the exercise of a Non-Incentive Stock Option, the transfer of a Non-Incentive Stock Option pursuant to an arm's length transaction, the making of a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder), the vesting or transfer of restricted stock or securities acquired on the exercise of an option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Plan Administrator in its discretion may condition the exercise of an option, the transfer of a Non-Incentive Stock Option, or the vesting or transferability of restricted stock or securities acquired by exercising an option on the option holder's making satisfactory arrangement for such withholding. Such arrangement may include payment by the holder in cash or by check of the amount of the withholding taxes or, at the discretion of the Plan Administrator, by the holder's delivery of previously held vested shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of option shares having an aggregate fair market value equal to the amount of such withholding taxes.

20.  Indemnification.
......................

     In addition to such other rights of indemnification as they may have as a member of the Board, the Committee, or otherwise, each Board member, each Committee member, and each executive officer (as provided in Section 2(c) hereof) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such person is liable for negligence or misconduct in the performance of his duties, and provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21.  Governing Law.
....................

     The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

22.  Effective Date.
.....................

     The Plan was adopted by the Board on February 24, 2004, subject to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. The Plan shall expire at the end of the day on February 23, 2014 (except as to options outstanding on that date).

23.  Information.
..................

     The Company shall provide to each option holder all financial statements and other information as may be required by law.

                                                   APPENDIX A

                      ADDITIONAL DEFINITIONS


The following definitions shall be in effect under the Plan:

"Board" shall mean the Board of Directors of the Company.

"Change of Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

     (a) a merger, consolidation or reorganization approved by the stockholders of the Company, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction;

     (b) any stockholder-approved transfer or other disposition of all or substantially all of the assets of the Company; or

     (c) the direct or indirect acquisition by any person or group (within the meaning of the Exchange Act) of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of outstanding securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company pursuant to a tender or exchange offer made directly to the stockholders of the Company which the Board recommends that such stockholders accept.

"Code" shall mean the Internal Revenue Code of 1986, as amended

"Common Stock" shall mean the Company's common stock, par value $.001 per share.

"Optionee" shall mean any person to whom an option is granted under the Plan.

"Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Plan Administrator" shall mean the particular entity or person, whether the Board, a Committee, or an executive officer, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity or person is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction. However, the Board shall have the plenary authority to make all determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

"Reassignment" shall mean, with respect to an Optionee, a material reduction in the Optionee's level of job responsibilities resulting from a change in the Optionee's position (including a change from full-time to part-time service) with the Company (or any Subsidiary or Parent) or a transfer of the Optionee's Engagement between the Company, a Parent, or a Subsidiary.

"Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.